Exhibit 99.2

AMENDMENT NO. 2 TO

BYLAWS

OF

DUCOMMUN INCORPORATED

Dated August 1, 2013

ARTICLE III, Section 1(c) of the Bylaws of Ducommun Incorporated is hereby amended to read in its entirety as follows:

Section 1(c). Exact Number of Directors. The exact number of Directors of this Corporation is eight (8) until changed within the limits specified in Section 1(b) of this ARTICLE III by a Bylaw duly adopted amending this Section 1(c).